                                                                     EXHIBIT 4.2

                         INCORPORATED UNDER THE LAWS OF

                                    Delaware

                             [GRAPHIC OF BALD EAGLE]

NUMBER                                                                   SHARES
 **X**                                                                  **XXXX**

                               Clinical Data, Inc.

               Series A Preferred Stock, $.01 Par Value Per Share

  This Certifies that __________________________________________________ is the
        owner of ________________________ Shares of the Capital Stock of

                 Series A Preferred Stock of Clinical Data, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of _________ A.D. ______

___________________              [CORPORATE SEAL]            ___________________
President                                                    Secretary

         For Value Received, ____ hereby sells, assign and transfer unto ______________________________Shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint
                       __________________________________
  to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises
                         Dated __________________ _____
                                 In presence of

    NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
     WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                              Clinical Data, Inc.

                                  CERTIFICATE

                                      For

                                ----------------

                                     SHARES
                                       Of
                                 CAPITAL STOCK
                                   Issued to

                           ---------------------------

                                     Dated

                             ----------------------

  The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation of the Corporation and amendments thereto filed with the Secretary of State of the State of Delaware.